Exhibit 10.17

Interlink Electronics, Inc.

Pledge Agreement

This Pledge Agreement (“Pledge”) is made and entered into this 1st day of May, 2001 by and between Michael W. Ambrose (“Pledgor”), and Interlink Electronics, Inc., a California corporation (“Pledgee”).

RECITALS

A. To increase his equity interest in Pledgee, Pledgor wishes to purchase, in a market transaction, 6,251 shares of Common Stock of Pledgee (“the Shares).

B. Pledgee has agreed to lend to Pledgor, and Pledgor is borrowing (the “Loan”) from Pledgee 42,892 Dollars ($42,892) to purchase the Shares, pursuant to a Secured Promissory Note between Pledgor and Pledgee dated even herewith (the “Note”).

C. As a material consideration for the Pledgee to extend the Loan to Pledgor, Pledgor has agreed to pledge the Shares to the Pledgee to secure payment of the Note.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the sufficiency of which is hereby acknowledged, the parties agree that:

1. Pledge of Interest for Security Purposes. Pledgor hereby assigns and pledges to the Pledgee, and hereby grants to the Pledgee a security interest in (1) all of his/her right, title and interest in the Shares, and (2) except as set forth in Section 2 below, all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect to or in exchange for any of the Shares all in order to secure Pledgor’s obligations under the Note. The Pledgee shall release its security interest upon payment in full of all obligations under the Note.

2. Right of Possession and Sale. Upon purchase of the Shares, Pledgor shall issue such instructions as shall be required to cause certificates representing the Shares, when issued in the name of the Pledgor, to be delivered to the Pledgee. Except as provided in this Section 2, Pledgee shall be entitled to retain possession of the certificates representing the Shares until its security interest therein shall have been released.

Pledgor may at any time sell all or any part of the Shares and, in that event, Pledgee shall release and deliver to its Transfer Agent for appropriate transfer the certificates representing the Shares that Pledgor has elected to sell if, but only if, appropriate action shall have been taken to cause the proceeds of the sale of such Shares to be paid to the Pledgee as a payment of principal and/or interest under the Note (provided that, if the Note shall have been fully discharged, any excess shall be payable to the Pledgor).

3. Distributions. As long as no Event of Default (as defined below) shall have occurred and be continuing, Pledgor shall be entitled (a) to exercise or refrain from exercising any voting or other rights pertaining to the Shares or any part thereof, and (b) to receive any distributions paid in respect to the Shares.

4. Default. Occurrence of any of the following events shall constitute an “Event of Default” by Pledgor under this Pledge: (a) the default by Pledgor in observance of any provision of this Pledge or the Note; (b) the falsity of any representation or warranty made by the Pledgor herein; (c) the seizure or levy upon the Shares under any legal governmental process against the Pledgor; (d) the filing by Pledgor of any petition for relief under any bankruptcy or debtor relief law; or (e) the filing of any petition against Pledgor of an involuntary petition under any bankruptcy or debtor relief law that is not dismissed within sixty (60) days.

5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement via telephone facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement

6. Further Assurances. Pledgor will, at the request of the Pledgee, execute and deliver such additional documents, including, but not limited to, financing statements, and take all further actions, as may be reasonably necessary or appropriate to perfect and protect the security interest granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Shares.

7. Attorneys’ Fees. The prevailing party in any dispute arising out of the interpretation or enforcement of this Pledge shall be entitled to its reasonable attorneys’ fees and costs, including attorneys’ fees and costs incurred at trial, on appeal, or otherwise, including but not limited to matters peculiar to bankruptcy law. If an action is filed, the parties agree to pay such additional sum as the trial judge and any appellate court may adjudge reasonable as attorney’s fees in the action, including any appeal, along with statutory costs and disbursements, and together with interest.

8. Modifications. This Pledge shall not be modified except in writing signed by all of the parties hereto.

9. Choice of Law. This Pledge shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned has signed this Pledge Agreement as of the date set forth above.

/s/ MICHAEL W. AMBROSE

Signature

MICHAEL W. AMBROSE
Printed Name

6-16-01
Date